Exhibit 99.21 February 2019 GREEN BOND PROGRAM Province of Québec Exhibit 99.21 February 2019 GREEN BOND PROGRAM Province of Québec

ECONOMIC OUTLOOK • Québec, like Canada, saw robust economic growth in 2017. Québec real gross domestic product (GDP) rose by 2.8% in 2017, one of the best performances of the Québec economy in almost 15 years. – Real GDP is expected to expand by 2.5% in 2018 and 1.8% in 2019. • In 2018, 38,900 jobs were created in Québec, up 0.9% over 2017. Some 61,300 full-time jobs were created and the number of part-time jobs declined. – In 2019, 40,200 jobs should be created, an increase of 0.9%. • In addition, the unemployment rate fell from 6.1% in 2017 to 5.5% in 2018, a record annual low for the third consecutive year. – The rate is lower than that of Canada (5.8%). – Québec’s unemployment rate is expected to fall to 5.4% in 2019. 2 ECONOMIC OUTLOOK • Québec, like Canada, saw robust economic growth in 2017. Québec real gross domestic product (GDP) rose by 2.8% in 2017, one of the best performances of the Québec economy in almost 15 years. – Real GDP is expected to expand by 2.5% in 2018 and 1.8% in 2019. • In 2018, 38,900 jobs were created in Québec, up 0.9% over 2017. Some 61,300 full-time jobs were created and the number of part-time jobs declined. – In 2019, 40,200 jobs should be created, an increase of 0.9%. • In addition, the unemployment rate fell from 6.1% in 2017 to 5.5% in 2018, a record annual low for the third consecutive year. – The rate is lower than that of Canada (5.8%). – Québec’s unemployment rate is expected to fall to 5.4% in 2019. 2

SOUND PUBLIC FINANCES AND DEBT REDUCTION • Québec has recorded three consecutive budgetary surpluses and is expected to once again end the 2018-2019 fiscal year with a surplus of $1.65 billion. A balanced budget is forecast for subsequent years. • The gross debt burden on the economy has decreased for the fourth consecutive year. – The gross debt will stand at $203.7 billion as at March 31, 2019, representing, as a proportion of the economy, 46.8% of GDP. – This ratio is expected to stand at 44.5% as at March 31, 2021, at which time the gross debt reduction objective of 45.0% will then have been reached five years earlier than planned. − The December 2018 Update on Québec’s Economic and Financial Situation anticipates accelerated use of amounts from the Generations Fund to repay maturing borrowings on the financial markets, i.e. $6 billion more than the $2 billion already anticipated in 2018-2019, for a total of $8 billion, and $2 billion in 2019-2020. 3 SOUND PUBLIC FINANCES AND DEBT REDUCTION • Québec has recorded three consecutive budgetary surpluses and is expected to once again end the 2018-2019 fiscal year with a surplus of $1.65 billion. A balanced budget is forecast for subsequent years. • The gross debt burden on the economy has decreased for the fourth consecutive year. – The gross debt will stand at $203.7 billion as at March 31, 2019, representing, as a proportion of the economy, 46.8% of GDP. – This ratio is expected to stand at 44.5% as at March 31, 2021, at which time the gross debt reduction objective of 45.0% will then have been reached five years earlier than planned. − The December 2018 Update on Québec’s Economic and Financial Situation anticipates accelerated use of amounts from the Generations Fund to repay maturing borrowings on the financial markets, i.e. $6 billion more than the $2 billion already anticipated in 2018-2019, for a total of $8 billion, and $2 billion in 2019-2020. 3

FINANCING PROGRAM Government’s financing program (millions of Canadian dollars) • The government’s long-term financing program amounts to $11,926 million Canadian dollars in 2018-2019. − To date, Québec has borrowed $13,842 million. • In the next four years, the financing program is expected to average $18.6 billion per year. Note: The fiscal year begins on April 1. (1) As at February 8, 2019. 4 FINANCING PROGRAM Government’s financing program (millions of Canadian dollars) • The government’s long-term financing program amounts to $11,926 million Canadian dollars in 2018-2019. − To date, Québec has borrowed $13,842 million. • In the next four years, the financing program is expected to average $18.6 billion per year. Note: The fiscal year begins on April 1. (1) As at February 8, 2019. 4

BASIS OF QUÉBEC GREEN BONDS • To demonstrate its commitment to protecting the environment, as to developing the Green Bond market, Québec put in place a Green Bond program in February 2017. − Since then, the Québec government has launched three Green Bond issues, and is committed to be a regular issuer on the Green Bond market. Québec plans to make a fourth issue of Green Bonds in the near future, subject to market conditions. • Québec’s Green Bond Program draws on the Green Bond Principles (GBP), a set of guidelines created to bring more transparency to the issuance process, disclosure and reporting. • CICERO (Center for International Climate Research) issued an independent opinion on the framework and the selection process of Québec’s Green Bond Program. – Québec’s Green Bond framework was awarded the highest possible rating – dark green. The most recent version of CICERO’s Second Opinion is available on our website. 5 BASIS OF QUÉBEC GREEN BONDS • To demonstrate its commitment to protecting the environment, as to developing the Green Bond market, Québec put in place a Green Bond program in February 2017. − Since then, the Québec government has launched three Green Bond issues, and is committed to be a regular issuer on the Green Bond market. Québec plans to make a fourth issue of Green Bonds in the near future, subject to market conditions. • Québec’s Green Bond Program draws on the Green Bond Principles (GBP), a set of guidelines created to bring more transparency to the issuance process, disclosure and reporting. • CICERO (Center for International Climate Research) issued an independent opinion on the framework and the selection process of Québec’s Green Bond Program. – Québec’s Green Bond framework was awarded the highest possible rating – dark green. The most recent version of CICERO’s Second Opinion is available on our website. 5

CHARACTERISTICS OF QUÉBEC GREEN BONDS • Québec Green Bonds are used to raise capital for specific projects that generate tangible benefits with regard to protecting the environment, reducing greenhouse gas (GHG) emissions or adapting to climate change in Québec. • Québec Green Bonds have the same characteristics as conventional bonds in terms of price, yield, maturity and credit ratings. • They constitute valid bonds of Québec and rank pari passu with each other and with all other debt securities issued by Québec. • Holders of these bonds do not assume any project-related risks. 6 CHARACTERISTICS OF QUÉBEC GREEN BONDS • Québec Green Bonds are used to raise capital for specific projects that generate tangible benefits with regard to protecting the environment, reducing greenhouse gas (GHG) emissions or adapting to climate change in Québec. • Québec Green Bonds have the same characteristics as conventional bonds in terms of price, yield, maturity and credit ratings. • They constitute valid bonds of Québec and rank pari passu with each other and with all other debt securities issued by Québec. • Holders of these bonds do not assume any project-related risks. 6

ELIGIBLE PROJECTS • Eligible green projects (excluding electricity generation projects requiring the use of fossil fuels and nuclear energy) correspond to one of the following categories: − Public Transit − Energy Efficiency − Renewable Energy − Sustainable Waste Management − Sustainable Land Development − Water Management or Water Treatment − Forest, Agricultural Land and Land Management − Climate Adaptation and Resilience • The fourth Green Bond issue will fund public transit projects. 7 ELIGIBLE PROJECTS • Eligible green projects (excluding electricity generation projects requiring the use of fossil fuels and nuclear energy) correspond to one of the following categories: − Public Transit − Energy Efficiency − Renewable Energy − Sustainable Waste Management − Sustainable Land Development − Water Management or Water Treatment − Forest, Agricultural Land and Land Management − Climate Adaptation and Resilience • The fourth Green Bond issue will fund public transit projects. 7

QUÉBEC INFRASTRUCTURE PLAN • Eligible projects must be included in the Québec Infrastructure Plan (QIP). • Exceptionally, projects not included in the QIP may be eligible if they are approved by the government and have already been taken into account in its financial framework. Consequently, Green Bonds have no impact on debt reduction objectives. 8 QUÉBEC INFRASTRUCTURE PLAN • Eligible projects must be included in the Québec Infrastructure Plan (QIP). • Exceptionally, projects not included in the QIP may be eligible if they are approved by the government and have already been taken into account in its financial framework. Consequently, Green Bonds have no impact on debt reduction objectives. 8

ELIGIBLE PROJECT SELECTION PROCESS • The Green Bond Advisory Committee (GBAC) selects eligible projects complying with the standards and strict policies of the Québec government. • The GBAC is composed of representatives from various Québec government departments and agencies: − Ministère des Finances (MFQ) − Ministère de l’Environnement et de la Lutte contre les changements climatiques − Ministère des Transports − Secrétariat du Conseil du trésor • The MFQ decides which projects selected by the GBAC will be retained for the purposes of a Green Bond issue. • Each project must be worth over $25 million Canadian dollars. 9 ELIGIBLE PROJECT SELECTION PROCESS • The Green Bond Advisory Committee (GBAC) selects eligible projects complying with the standards and strict policies of the Québec government. • The GBAC is composed of representatives from various Québec government departments and agencies: − Ministère des Finances (MFQ) − Ministère de l’Environnement et de la Lutte contre les changements climatiques − Ministère des Transports − Secrétariat du Conseil du trésor • The MFQ decides which projects selected by the GBAC will be retained for the purposes of a Green Bond issue. • Each project must be worth over $25 million Canadian dollars. 9

USE OF PROCEEDS, TRANSPARENCY AND REPORTING • An amount equal to the net proceeds from each Green Bond issue is credited to a designated account, in order to track the use and allocation of funds related to eligible projects. • The first disbursements required for the selected projects must be made within 12 months after the Green Bond issue or within 6 months prior to the issue. • Québec promotes its Green Bond Program in a dedicated section of the MFQ website. It also publishes an annual information bulletin for investors. – The MFQ posted its first information bulletin online in February 2018. • An overview of funds allocated is available in our latest bulletin. 10 USE OF PROCEEDS, TRANSPARENCY AND REPORTING • An amount equal to the net proceeds from each Green Bond issue is credited to a designated account, in order to track the use and allocation of funds related to eligible projects. • The first disbursements required for the selected projects must be made within 12 months after the Green Bond issue or within 6 months prior to the issue. • Québec promotes its Green Bond Program in a dedicated section of the MFQ website. It also publishes an annual information bulletin for investors. – The MFQ posted its first information bulletin online in February 2018. • An overview of funds allocated is available in our latest bulletin. 10

MARKETING STRATEGY • The next Green Bond will be issued in Canadian dollars, as all prior Québec Green Bond issuances. • A global offering format will be used to facilitate the placement of the bonds to both domestic and international investors. • Québec will use a combination of its Canadian underwriting syndicate and international banks, to optimize primary market distribution and ensure a liquid secondary market. • To diversify its investor base, Québec will consider all investors, but preference may be given to investors with green or environmental, social and governance (ESG) portfolios. • The bond’s issue size and maturity will be determined based on demand and the availability of eligible projects. • Québec may consider reopening the issue in the future. 11 MARKETING STRATEGY • The next Green Bond will be issued in Canadian dollars, as all prior Québec Green Bond issuances. • A global offering format will be used to facilitate the placement of the bonds to both domestic and international investors. • Québec will use a combination of its Canadian underwriting syndicate and international banks, to optimize primary market distribution and ensure a liquid secondary market. • To diversify its investor base, Québec will consider all investors, but preference may be given to investors with green or environmental, social and governance (ESG) portfolios. • The bond’s issue size and maturity will be determined based on demand and the availability of eligible projects. • Québec may consider reopening the issue in the future. 11

POTENTIAL ALLOCATION OF FUNDS • The next Green Bond issue will be used mainly to fund the construction of the integrated transportation network Réseau express métropolitain (REM). – As soon as the issue is closed, a minimum of $400 million will be allocated to the REM proect and a minimum of $50 million will be allocated to the Réno-Systèmes project. – Other eligible projects under the framework could also receive funding from this next Green Bond issue. These projects align with Information on eligible the following United projects is available on Nations Sustainable the MFQ website. Development Goals (SDG): Project Name Category Potential funding allocation (%) Réseau express métropolitain Public transit [75-100] Réno-Systèmes and Réno-Infrastructures Public transit [0-15] Hybrid bus purchase Public transit [0-10] 12 POTENTIAL ALLOCATION OF FUNDS • The next Green Bond issue will be used mainly to fund the construction of the integrated transportation network Réseau express métropolitain (REM). – As soon as the issue is closed, a minimum of $400 million will be allocated to the REM proect and a minimum of $50 million will be allocated to the Réno-Systèmes project. – Other eligible projects under the framework could also receive funding from this next Green Bond issue. These projects align with Information on eligible the following United projects is available on Nations Sustainable the MFQ website. Development Goals (SDG): Project Name Category Potential funding allocation (%) Réseau express métropolitain Public transit [75-100] Réno-Systèmes and Réno-Infrastructures Public transit [0-15] Hybrid bus purchase Public transit [0-10] 12

RÉSEAU EXPRESS MÉTROPOLITAIN (REM) PROJECT Photo : CDPQ Infra 13 RÉSEAU EXPRESS MÉTROPOLITAIN (REM) PROJECT Photo : CDPQ Infra 13

RÉSEAU EXPRESS MÉTROPOLITAIN (REM) PROJECT Description • The Réseau express métropolitain (REM) project is a fully automated, 100% electric metro transit system, made up of 67 km of dedicated rail lines in the Greater Montréal area. The REM, which more closely resembles a metro system than a commuter train, will serve high-frequency stations 20 hours a day, seven days a week. • The REM project will include four branches and 26 stations connecting downtown Montréal, the South Shore, the West Island, the North Shore and the airport, and will be connected to buses, two commuter train lines and three Montréal metro lines. CDPQ Infra, a wholly owned subsidiary of Caisse de dépôt et placement du Québec (CDPQ), is responsible for developing and operating the REM project. 14 RÉSEAU EXPRESS MÉTROPOLITAIN (REM) PROJECT Description • The Réseau express métropolitain (REM) project is a fully automated, 100% electric metro transit system, made up of 67 km of dedicated rail lines in the Greater Montréal area. The REM, which more closely resembles a metro system than a commuter train, will serve high-frequency stations 20 hours a day, seven days a week. • The REM project will include four branches and 26 stations connecting downtown Montréal, the South Shore, the West Island, the North Shore and the airport, and will be connected to buses, two commuter train lines and three Montréal metro lines. CDPQ Infra, a wholly owned subsidiary of Caisse de dépôt et placement du Québec (CDPQ), is responsible for developing and operating the REM project. 14

RÉSEAU EXPRESS MÉTROPOLITAIN (REM) PROJECT Financial participation of the Québec government • The REM is a project worth $6.3 billion Canadian dollars. • The Québec government will make an equity investment of $1.28 billion. • It will finance the investment, in total or in part, by issuing Green Bonds. – In July 2018, $500 million was financed through the third Québec Green Bond issue. 15 RÉSEAU EXPRESS MÉTROPOLITAIN (REM) PROJECT Financial participation of the Québec government • The REM is a project worth $6.3 billion Canadian dollars. • The Québec government will make an equity investment of $1.28 billion. • It will finance the investment, in total or in part, by issuing Green Bonds. – In July 2018, $500 million was financed through the third Québec Green Bond issue. 15

RÉSEAU EXPRESS MÉTROPOLITAIN (REM) PROJECT Potential benefits • Traffic congestion: Improve speed and traffic flow in highly congested sectors, reducing economic losses related to road congestion in the Greater Montréal area • Gross domestic product (GDP): Over $3.7 billion for Québec’s GDP • Sectors with high development potential: Close to $5 billion anticipated in private investments • Jobs: Creation of more than 34,000 direct and indirect jobs during the construction phase and more than 1,000 permanent jobs once the REM starts running • Productivity: Significant time savings for users 16 RÉSEAU EXPRESS MÉTROPOLITAIN (REM) PROJECT Potential benefits • Traffic congestion: Improve speed and traffic flow in highly congested sectors, reducing economic losses related to road congestion in the Greater Montréal area • Gross domestic product (GDP): Over $3.7 billion for Québec’s GDP • Sectors with high development potential: Close to $5 billion anticipated in private investments • Jobs: Creation of more than 34,000 direct and indirect jobs during the construction phase and more than 1,000 permanent jobs once the REM starts running • Productivity: Significant time savings for users 16

RÉSEAU EXPRESS MÉTROPOLITAIN (REM) PROJECT Main sustainability advantages • Increase in public transit use, and reduction in car use and the associated social costs • Decrease of nearly 680,000 tonnes in GHG emissions over 25 years • Significant reduction in noise levels, adverse visual impacts, and air pollution linked to the passing of cars • Contribution to the electrification of transportation and improvement of the sector’s energy efficiency, in order to develop the economy and reduce GHG emissions • Contribution to the academic, professional and social integration of people with mobility impairments, thanks to universally accessible stations and cars 17 RÉSEAU EXPRESS MÉTROPOLITAIN (REM) PROJECT Main sustainability advantages • Increase in public transit use, and reduction in car use and the associated social costs • Decrease of nearly 680,000 tonnes in GHG emissions over 25 years • Significant reduction in noise levels, adverse visual impacts, and air pollution linked to the passing of cars • Contribution to the electrification of transportation and improvement of the sector’s energy efficiency, in order to develop the economy and reduce GHG emissions • Contribution to the academic, professional and social integration of people with mobility impairments, thanks to universally accessible stations and cars 17

RÉNO-SYSTÈMES RÉNO-INFRASTRUCTURES HYBRID BUS PURCHASE PROJECTS Photo : Société de transport de Montréal (STM) 18 RÉNO-SYSTÈMES RÉNO-INFRASTRUCTURES HYBRID BUS PURCHASE PROJECTS Photo : Société de transport de Montréal (STM) 18

RÉNO-SYSTÈMES AND RÉNO-INFRASTRUCTURES PROJECTS • The Réno-Systèmes program attends to the replacement, construction or refurbishment of Montréal métro’s network operational stationary equipment. The Réno-Infrastructures program attends to the replacement or refurbishment of the métro infrastructure. • The two projects are essential to improve the quality and performance of the metro service and are therefore closely linked to the AZUR metro car acquisition project, partly funded through the first two Québec Green Bond issues. HYBRID BUS PURCHASE PROJECT • The purchase of hybrid biodiesel-electric buses is a key element in the Société de transport de Montréal's (STM) strategy toward electrification. Based on projections, the STM should hold a fleet of vehicles comprised entirely of hybrid and/or electric vehicles from 2029 onwards. – In 2018, there were 263 hybrid buses and 3 electric buses in circulation. 19 RÉNO-SYSTÈMES AND RÉNO-INFRASTRUCTURES PROJECTS • The Réno-Systèmes program attends to the replacement, construction or refurbishment of Montréal métro’s network operational stationary equipment. The Réno-Infrastructures program attends to the replacement or refurbishment of the métro infrastructure. • The two projects are essential to improve the quality and performance of the metro service and are therefore closely linked to the AZUR metro car acquisition project, partly funded through the first two Québec Green Bond issues. HYBRID BUS PURCHASE PROJECT • The purchase of hybrid biodiesel-electric buses is a key element in the Société de transport de Montréal's (STM) strategy toward electrification. Based on projections, the STM should hold a fleet of vehicles comprised entirely of hybrid and/or electric vehicles from 2029 onwards. – In 2018, there were 263 hybrid buses and 3 electric buses in circulation. 19

LEGAL NOTICE This presentation was prepared by the Ministère des Finances du Québec. The information herein is intended for general information purposes only and does not constitute an offer to sell or a solicitation of offers to purchase securities. It has not been approved by any securities regulatory authority and it is not sufficient for the purpose of deciding to purchase securities. It may have errors or omissions resulting from electronic conversion, downloading or unauthorized modifications. Certain statements in this presentation may be forward-looking statements within the meaning of the U.S. statute Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve uncertainties, risks and other factors which could cause the performance of Québec’s economy to differ materially from the forecasts and economic outlook contained expressly or implicitly in such statements. Québec undertakes no obligation to update forward- looking statements to reflect new information, future events or otherwise, except as may be required under applicable laws and regulations. While the information in this presentation was believed to be reliable on its release, NO WARRANTY IS MADE AS TO THE ACCURACY OR COMPLETENESS OF THIS DOCUMENT OR THE INFORMATION IT CONTAINS. 20 LEGAL NOTICE This presentation was prepared by the Ministère des Finances du Québec. The information herein is intended for general information purposes only and does not constitute an offer to sell or a solicitation of offers to purchase securities. It has not been approved by any securities regulatory authority and it is not sufficient for the purpose of deciding to purchase securities. It may have errors or omissions resulting from electronic conversion, downloading or unauthorized modifications. Certain statements in this presentation may be forward-looking statements within the meaning of the U.S. statute Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve uncertainties, risks and other factors which could cause the performance of Québec’s economy to differ materially from the forecasts and economic outlook contained expressly or implicitly in such statements. Québec undertakes no obligation to update forward- looking statements to reflect new information, future events or otherwise, except as may be required under applicable laws and regulations. While the information in this presentation was believed to be reliable on its release, NO WARRANTY IS MADE AS TO THE ACCURACY OR COMPLETENESS OF THIS DOCUMENT OR THE INFORMATION IT CONTAINS. 20